UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 12, 2019 (June 12, 2019)
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
 _________________________________

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

Nuance Communications, Inc. (the “Company,” “its,” “we,” “our” or “us”) is filing this Current Report on Form 8-K to revise certain financial information and related disclosures included in the Company's Form 10-K for the fiscal year ended September 30, 2018 originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2018 (the “2018 Form 10-K”) to reflect a transaction that occurred during the Company’s first fiscal quarter of 2019.

On November 11, 2018, we entered into a definitive stock purchase agreement (the “Agreement”), pursuant to which we agreed to sell our Imaging business and associated assets (“Imaging”) for a total cash consideration of approximately $400 million (such sale, the “Imaging Sale”). On February 1, 2019, we completed the Imaging Sale and received approximately $404 million, after estimated transaction expenses, and subject to post-closing finalization of those adjustments as set forth in the Agreement. For all periods presented in this Form 8-K, Imaging's results of operations have been included within discontinued operations and its assets and liabilities within held for sale on our consolidated financial statements.

This Form 8-K is being filed solely to recast financial information and to revise certain related disclosures contained in the 2018 Form 10-K to reflect the Imaging Sale, and the retrospective changes for all periods presented. All other information from the 2018 Form 10-K remains unchanged.

Revised 2018 Form 10-K - The following items of the 2018 Form 10-K are being revised (collectively, the "Revised Sections") as reflected in Exhibit 99.1 to this Current Report on Form 8-K.

•	Part II, Item 6. Selected Financial Data;

•	Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; and

•	Part II, Item 8. Financial Statements and Supplementary Data

The Revised Sections are revised only to reflect the Company’s results as if the discontinued operations criteria for the Imaging segment had been met during the periods being presented. With exception of the subsequent events footnote to the Company's financial statements within the revised Part II, Item 8, the Revised Sections do not reflect events occurring after the filing of the 2018 Form 10-K and do not modify or update the disclosures therein in any way, other than as specifically required to reflect the discontinued operations presentation. Further, the revisions do not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations, including the consolidated Company outlook, contained in the 2018 Form 10-K, for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, other than for the changes based on the discontinued operations. Other than the Revised Sections filed with this Current Report on Form 8-K, all other information in the 2018 Form 10-K remains unchanged and has not been otherwise updated for events occurring after the filing of the 2018 Form 10-K and continues to speak only as of the original filing date.
More recent information, including Risk Factors and Forward-Looking Statements, is contained in the Company’s Form 10-Q for the fiscal quarter ended December 31, 2019 (“2019 First Quarter Form 10-Q”) and other filings made by the Company with the SEC. These SEC filings contain important information regarding events, developments and updates affecting the Company and its expectations, including those that have occurred since the filing of the 2018 Form 10-K. Accordingly, this Current Report on Form 8-K should be read in conjunction the 2019 First Quarter Form 10-Q and other filings made by the Company with the SEC.
ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

23.1 -	Consent of the Independent Registered Public Accounting Firm
99.1 -	Revised Sections of the Original Filing
Part II, Item 6. Selected Financial Data
Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 8. Financial Statements and Supplementary Data

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date:	June 12, 2019	By:	/s/ Daniel D. Tempesta
Daniel D. Tempesta Executive Vice President and Chief Financial Officer